UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

Neurogene Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
535 W 24th Street, 5th Floor
New York, NY 10011
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (877) 237-5020

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value	NGNE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 19, 2024, Neurogene Inc., a Delaware corporation (the “Company”) entered into an Amended and Restated Consulting Agreement (the “Restated Consulting Agreement”) with Stuart Cobb Consulting Ltd. (the “Consultant”) relating to the consulting services provided to the Company by its Chief Scientific Officer, Stuart Cobb, Ph.D. The Restated Consulting Agreement amends and restates in its entirety the consulting agreement entered into by the Consultant and the Company on December 12, 2018.
Pursuant to the Restated Consulting Agreement, the Consultant will receive a minimum annual consulting fee of $440,000 in exchange for Dr. Cobb's services as Chief Scientific Officer of the Company, to be paid in equal monthly installments, subject to increases from time to time as determined by the Company’s Board of Directors (the “Board”). The Restated Consulting Agreement also provides that the Consultant is eligible to receive an annual success fee of up to 40% of Consultant's annualized consulting fee determined by the Board or a Committee of the Board based upon (a) the Consultant's achievement of any performance parameters established by the Board for such year, and (b) the Consultant's continued active engagement with the Company through the payment date of such annual success fee.

If the Consultant is terminated by the Company without Cause or resigns for Good Reason (each as defined in the Restated Consulting Agreement) unrelated to a Change in Control of the Company (as defined in the Company's 2023 Equity Incentive Plan), subject to Consultant’s execution and non-revocation of a release of claims in favor of the Company and continued compliance with certain restrictive covenants as provided under the Restated Consulting Agreement, the Consultant will be entitled to receive (a) a lump sum payment equal to 1.0x the then-current annual consulting fee; (b) any annual success fee earned for the fiscal year prior to such termination but not yet paid, and (c) a pro rata annual success fee calculated based on the number of days from and including the first day of the then-current fiscal year to the date of termination (the “Pro-Rata Bonus”) based on actual performance. If the Consultant is terminated by the Company without Cause or resigns for Good Reason during the three months prior to or 12 months following a Change in Control of the Company, then in lieu of the foregoing, the Consultant will be entitled to receive (i) a lump sum payment equal to 1.0x of the then-current annual consulting fee, (ii) a lump sum payment equal to the Pro-Rata Bonus based on the then-current target annual success fee, (ii) any success fee earned for the fiscal year prior to such termination but not yet paid, and (iii) accelerated vesting of the Consultant’s then-outstanding equity or equity-based awards.

The foregoing summary of the Restated Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to specific provisions of the Restated Consulting Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEUROGENE INC.

Date: April 24, 2024	By:	/s/ Christine Mikail
Name: Christine Mikail
Title: President, Chief Financial Officer